UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2011

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

107 – 645 Fort Street, Victoria, British Columbia, Canada V8W 1G2
(Address of principal executive offices and Zip Code)

(250) 978-5051
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

Voice Mobility International, Inc.’s (the “Company”) has agreed to raise $580,000 through the issuance of a secured non-convertible debenture (the "Debenture"). A portion of the Debenture proceeds will be used to finance the acquisition of Tagline Communications Inc. The balance of the proceeds will be used to repay current indebtedness. The Debenture is repayable 120 days from the date of issuance and bears interest at the rate of 12% per annum. The Debenture will be secured by way of a charge over all of the present and after-acquired property and assets of the Company. Subject to approval of the NEX, the Company will issue 2,260,000 common shares as additional consideration for the Debenture financing.

In addition, the Company has agreed to settle debts in the aggregate of $87,500 by the issuance of 875,000 common shares of the Company (each, a “Share”) at a price of $0.10 per Share. The Shares will be subject to applicable regulatory hold periods.

The debenture financing and shares for debt transaction remain subject to regulatory approval and entry into a definitive agreement.

Item 8.01                      Other Events

Press Releases are furnished as exhibit 99.1 and 99.2 to this Form 8-K Current Report.

Item 9.01                      Financial Statements and Exhibits

Exhibits

99.1           Press Release Announcing Raise of Financing

99.2           Press Release Announcing Shares for Debt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:   /s/ Jay Hutton
         Jay Hutton
         Chief Executive Officer and Director
         Dated: February 17, 2011